                                                                   EXHIBIT 10.18

     Note: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                              Excite@Home - iBEAM

                          Internet Services Agreement


     This Internet Services Agreement (this "Agreement") is made and entered into as of April 5, 2000 (the "Effective Date") by and between At Home Corporation, a Delaware corporation, with principal offices located at 450 Broadway Street, Redwood City, California 94063, by and through its @Work division ("Excite@Home"), and iBEAM Broadcasting Corporation, a Delaware corporation, with principal offices located at 645 Almanor Avenue, Suite 100, Sunnyvale, California 94086 ("iBEAM").

          WHEREAS, Excite@Home is in the business of, among other things, the provision of various Internet data connectivity and co-location services; and

          WHEREAS, iBEAM desires to purchase certain connectivity services from Excite@Home, and, once Excite@Home's new National Data Centers ("NDCs") are completed, co-locate its equipment in those NDCs; and

          WHEREAS, Excite@Home and iBEAM both desire that Excite@Home provide such services to iBEAM according to the terms and conditions of this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Definitions.

     1.1 "Co-location Services" means the co-location services to be provided by Excite@Home to iBEAM hereunder, as described in Exhibit B.

     1.2 "Connectivity Services" means the Internet data connectivity services to be provided by Excite@Home to iBEAM hereunder, as described in Exhibit A.

     1.3. "iBEAM Equipment" means the equipment and software to be provided by iBEAM hereunder, as further described in Exhibit C.

     1.4 "Services" means, collectively, the Connectivity Service and the Co-location Services.

2.   Connectivity Services.

     2.1  Connectivity Services and Equipment

     (a) Provision of Services. Subject to the terms and conditions of this Agreement, Excite@Home will provide iBEAM with the Connectivity Services during the term of this Agreement until such time as the Co-location Services commence.

     (b) iBEAM-Provided Equipment. In order to utilize the Connectivity Services, iBEAM understands that it shall be required to provide and maintain the iBEAM Equipment.

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     (c)  Circuit Provider

          (i) The Local Circuit Link to be used for the Connectivity Services will be provided by a third party circuit provider ("Circuit Provider"). Except as otherwise agreed between the parties, Excite@Home will select the Circuit Provider, order the Local Circuit Link and coordinate the installation with the Circuit Provider. In addition, the Local Circuit Link(s) will be in Excite@Home's name. Excite@Home will arrange for the Circuit Provider to install and terminate a Local Circuit Link within close proximity of the planned location of the iBEAM equipment. Excite@Home will charge iBEAM for, and iBEAM shall pay under Net 30 day terms, all one-time and recurring Local Circuit Link usage charges, including any inside wiring charges associated with extending the Local Circuit Link from the site's normal telco demarcation point to the iBEAM equipment location (see Attachment A).

          (ii) Excite@Home requires at least sixty (60) days prior written notice should the iBEAM desire to move (re-terminate) the Local Circuit Link or upgrade the Local Circuit Link for any reason. iBEAM will be responsible for certain Excite@Home and Circuit Provider company fees relating to any move or upgrade of the Local Circuit Link, including, if applicable, Local Circuit Provider charges for the full committed term of the Local Circuit. Excite@Home is not responsible for Connectivity Services disruptions caused by any move or upgrade of a Local Circuit Link, provided that Excite@Home will make reasonable efforts to minimize Connectivity Services disruptions.

     (d) Third Party Data Centers. Co-location of iBEAM Equipment during the initial period of this Agreement (prior to commencement of the Co-location Services) will be provided by [*], a third party provider. iBEAM is solely responsible for its relationship with [*] and for arranging and maintaining co-location of iBEAM Equipment during such time.

     2.2  iBEAM Equipment and Network Security.

     Excite@Home is not responsible to iBEAM for the cost or expense of administrative, technical, emergency and support personnel at [*] location necessary for activities relating to the Service or iBEAM Equipment. iBEAM shall be responsible for use access security and network access, such as control over which users use the Services. Excite@Home is not responsible for any breaches of security with iBEAM's Service.

     2.3  Restrictions and Acceptable Use Policy.

     iBEAM may not resell any portion of the Connectivity Services to any other party; provided, however, that iBEAM may provide content aggregation services for third parties by utilizing the Services to help provide such content aggregation services. iBEAM shall be responsible for any software and content displayed and distributed by iBEAM or iBEAM's content aggregation customers, if any. Excite@Home's acceptable use policies apply and may, in fact, limit use by iBEAM (and its customers). Excite@Home may terminate iBEAM's Connectivity Services for violation of such policies (e.g. unsolicited advertising via broadcasted e-mail). If Excite@Home becomes aware of inappropriate or illegal use by iBEAM (or its customers, if any) of the Connectivity Services or other networks accessed through the Connectivity Services, Excite@Home

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

may terminate Connectivity Services immediately. Excite@Home has provided the current version of its acceptable use policies to iBEAM prior to the date of this Agreement and shall promptly provide any future amendments thereof to iBEAM.

     2.4  Performance.

     iBEAM agrees and acknowledges that Excite@Home does not own or control the Local Circuit Link, [*] facilities, other networks outside of the Connectivity Services, nor is Excite@Home responsible for performance (or non-performance) within such networks or within non-Excite@Home operated interconnection points between the Connectivity Services and other networks.

3.   Co-location Services.

     3.1  Provision of Services; Facility Availability.

     The parties agree and acknowledge that, as of the Effective Date, Excite@Home plans to build out National Data Centers ("NDCs"), [*]. Commencing on Excite@Home's completion of the NDCs, and during the remainder of the term of this Agreement, Excite@Home will provide iBEAM with the Co-location Services designated on Exhibit B and as more fully described herein. iBEAM will have the right to install, and Excite@Home will cooperate to allow iBEAM to install, iBEAM equipment within thirty (30) days of appropriate Excite@Home NDC space becoming operational for third-party use (i.e., in either a new facility or an expansion of an existing Excite@Home NDC that can accommodate the iBEAM installation).

     3.2  Co-location Services.

     (a) Co-location Space. Excite@Home shall provide to iBEAM sufficient physical space (the "Co-location Space") within the Excite@Home NDC facilities for iBEAM Equipment. iBEAM and Excite@Home will jointly determine appropriate size of the Co-Location Space prior to providing to provide Co-Location Services. Excite@Home shall decide upon the specific location and configuration of the Co-location Space within the NDC.

     (b) Facility Services. Excite@Home shall provide routine cleaning services, environmental systems maintenance, power plant services at the same level as it provides these services to other co-location customers in its NDCs (the "Facility Services"). Excite@Home will use commercially reasonable efforts to inform iBEAM of scheduled interruptions in the Facility Services, but cannot guarantee that such services will be free from interruption.

     (c) Insurance. Excite@Home shall not be responsible for any theft, loss or damage to the co-located iBEAM Equipment, including damage caused by fire, flood or earthquake, except that Excite@Home shall be responsible for damage to or loss of iBEAM Equipment caused by the negligent acts or omissions of Excite@Home, its employees, contractors, or agents. iBEAM understands that it is responsible for any such theft, loss or damage and that Excite@Home encourages iBEAM to insure the iBEAM Equipment against such risks.

     (d) No Sublease. iBEAM may not assign or sublease its rights to the Co-location Space without the prior written consent of Excite@Home.

     3.3  License Grant.

     Excite@Home hereby grants to iBEAM a license to use and occupy the Co-location Space described in Exhibit B, for the purpose of iBEAM Equipment interconnection and operation with

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

telecommunications and/or satellite equipment of iBEAM, Excite@Home, and/or third parties, including Regional Bell Operating Companies and other parties needed to implement the Co-location Services.

     3.4  Equipment.

     (a) iBEAM Equipment. In order to utilize the Co-location Services, iBEAM understands that it shall be required to provide and maintain the iBEAM Equipment.

     (b) Treatment. In the event of an emergency during which the iBEAM Equipment or its condition is threatened, Excite@Home agrees to (i) take reasonable steps to protect the iBEAM Equipment and (ii) inform iBEAM immediately about the emergency and the protective steps taken.

     (c) Relocation. Upon ten (10) days prior written notice, or during an emergency, Excite@Home may request that iBEAM relocate iBEAM Equipment, at Excite@Home's reasonable expense, to an alternative site. However, the alternative site shall provide technical and environmental conditions for and accessibility to the iBEAM Equipment comparable to the existing site. Excite@Home and iBEAM will cooperate to minimize any disruption of iBEAM's services as a result of such relocation.

     (d) Removal by iBEAM. iBEAM may remove the Equipment or any system or subsystem comprising the iBEAM Equipment at any time with sixty (60) days written notice to Excite@Home.

     3.6  Restrictions on iBeam Service.

     iBEAM content aggregation and distribution service ("iBeam Service") is subject to technical restrictions, and portions of the iBeam Service may be subject to blocking if adversely affecting the Excite@Home network as determined by Excite@Home or its distribution affiliates (e.g. adversely affecting network traffic, security, customer care, client software, etc.). If Excite@Home or its distribution affiliates determine that any part of the iBeam Service is adversely affecting the Excite@Home Network, then Excite@Home may block from user access such part or all of the Content. The parties shall then work together to resolve the problems or issues that adversely affect the Excite@Home network until both parties mutually agree in good faith that such portions of the iBeam Service will no longer have an adverse effect on the Excite@Home Network.

4.   iBEAM Obligations.

     4.1  Equipment.

     Except as otherwise agreed in writing between the parties, iBEAM will be solely responsible for providing all iBEAM Equipment necessary for its use of the Services.

     4.2  Permits.

     iBEAM will be responsible for securing all material permits, licenses, regulatory approvals and authorizations, whether domestic or international (collectively "Permits") required for iBEAM to perform its obligations under this Agreement and to use the Services, and will take all lawful steps necessary to maintain such Permits during the term of this Agreement.

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

     4.3  Export Control Regulations.

     The parties acknowledge that any services, software and technical information (including, but not limited to, services and training) provided by Excite@Home under this Agreement may be subject to applicable U.S. export laws and regulations and that any use or transfer of such services, software and technical information must be authorized under those laws and regulations. iBEAM will not use, distribute, transfer, or transmit any such services, software or technical information (even if incorporated into other products or services) except in compliance with such laws and regulations. If requested by Excite@Home, iBEAM will sign such written assurances and other export-related documents as may be required for Excite@Home to comply with U.S. export laws and regulations.

5.   Other Relationships.

     5.1  iBEAM Commitments.

     (a) Content Relationships. iBEAM will work in good faith to bring its content relationships to Excite@Home for further mutual business advantage.

     (b) Right of First Refusal. iBEAM will give Excite@Home the first right of refusal on all [*] which iBEAM requires during the term of this Agreement, provided iBEAM does not have another contractual obligation that would prevent it from using Excite@Home products or services. Excite@Home understands that this right is contingent upon Excite@Home's ability to provide the appropriate services which iBEAM requires [*] and to provide competitive pricing for the services in question. To effectuate the foregoing right of first refusal, iBEAM shall notify Excite@Home in writing of each [*] that iBEAM is preparing and on which Excite@Home has a right of first refusal under this section (an "Offer"), such notice to describe the Offer in reasonable detail (subject to any confidentiality provisions imposed by the maker of the Offer). Excite@Home shall have fifteen (15) business days from the date of such notice to deliver to iBEAM a written exercise of its right of first refusal, such exercise to include in reasonable detail the specifications of the [*] proposed by Excite@Home. If the Excite@Home proposal is reasonably competitive in all material respects with the Offer, including without limitation [*], iBEAM shall accept the Excite@Home proposal. If Excite@Home's proposal is not comparable in all material respects to the Offer, or if Excite@Home does not timely exercise its right of first refusal with respect to any particular Offer, iBEAM may accept the Offer free and clear of Excite@Home's right of first refusal.

     (c) Excite@Home Services. iBEAM will review other related Excite@Home related products and/or services for inclusion within iBEAM's network plans. These products and/or services include, but are not be limited to [*]. iBEAM commits to meet with the appropriate personnel from Excite@Home by [*] to discuss a "starter project" whereby iBEAM would be able to assess Excite@Home's capabilities in a real world commercial setting.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     5.2  Excite@Home Commitments.

     (a) iBEAM Services. Excite@Home will review related iBEAM services for use on the Excite.com narrowband portal and @Home broadband subscriber businesses. These iBEAM services include, but are not be limited to, streaming content delivery, encoding and related services. Excite@Home commits to meet with the appropriate personnel from iBEAM by [*] to discuss a "starter project" whereby Excite@Home would be able to assess iBEAM's capabilities in a real world commercial setting.

     (b) Branding. In such cases where Excite@Home elects to source these services from iBEAM, it will use reasonable efforts to include a "powered by iBEAM" graphic on related content. Such efforts will be dependent on Excite@Home's relationship and/or obligations to the specific content provider(s).

6.   Payment

     6.1  Prepayment

     iBEAM will make a non-refundable pre-payment to Excite@Home of Two Million Five Hundred Thousand dollars ($2,500,000) for the Services to be provided during the term of this Agreement. Fifty percent of this amount ($1,250,000) will be paid to Excite@Home within five (5) days of the date that iBEAM first receives Connectivity Services. The remaining fifty percent of this amount ($1,250,000) will be paid to Excite@Home within five (5) days of the date that iBEAM first receives Co-Location Services. This payment will be drawn down against all Services delivered by Excite@Home and future revenue sharing activities. If at any point during the term of this Agreement the cumulative fees owed by iBEAM to Excite@Home exceed $2,500,000, iBEAM will pay Excite@Home on a monthly basis to remain current. In the event that any portion of the $2,500,000 is unused at the expiration or termination of this Agreement, the remaining amount may be used to purchase Excite@Home Connectivity Services within one year of such expiration or termination. After one year from the date of such expiration or termination, any unused portions of the prepayment will be forfeited by iBEAM.

     6.2  Connectivity Services.

     Subject to the draw-down described in Section 6.1 above, for the Connectivity Services provided by Excite@Home hereunder, iBEAM will pay Excite@Home the fees as set forth on the attached Exhibit A at the time and in the amounts as set forth therein.

     6.3  Co-location Services.

     Subject to the draw-down described in Section 6.1 above, for the Co-location Services provided by Excite@Home hereunder, iBEAM will pay Excite@Home the revenue shares as forth on the attached Exhibit B at the time and in the amounts set forth therein.

     6.4  Special Circumstances.

     If, after [*], appropriate NDC space is not available for iBEAM Equipment, the payment for Connectivity Services will change from the payments described in Exhibit A to the following, until such time as the Co-location Services commence: Each month during such period, iBEAM will pay to Excite@Home (i) [*]% of all revenue it receives from delivering content to Excite@Home end users, and
(ii) [*]% of all gross revenue it receives attributable to all other services delivered to Excite@Home users (e.g., ad insertion, commerce, etc.) during the prior month. During such period, there will be a revenue share floor of $[*] per month for each OC-3 connection iBEAM has

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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into the Excite@Home network. iBEAM, therefore, will pay Excite@Home a monthly fee equal to the higher of the revenue share or the floor. iBEAM and Excite@Home agree to review foregoing revenue equations from time to time. If such a review indicates that an equation is unfairly skewed to the material benefit of either iBEAM or Excite@Home, the parties agree to negotiate in good faith a mutually acceptable adjustment to such equation.

7.   Intellectual Property.

     As between iBEAM and Excite@Home, and subject only to the licenses expressly granted by Excite@Home to iBEAM hereunder, Excite@Home retains all right, title, and license to all intellectual property rights associated with the Services and any technology used to provide the Services (including without limitation, hardware, software, data, systems, and processes), including any intellectual property developed by or on behalf of Excite@Home in the course of providing the Services.

8.   Confidential Information

     8.1  Defined.

     "Confidential Information" of a party means all confidential or proprietary information or materials (in any medium) of either party (including information entrusted to it by a third party) respecting, comprising, describing, embodying or incorporating the services, products, business and financial plans, customer lists and software of such party to an obligation of confidence to a third party, including in each case, any trade secrets and other proprietary ideas, concepts, know-how, methodologies and information described in any of the foregoing categories that are incorporated in materials produced by a party in connection with this Agreement, and any information marked confidential, restricted or proprietary by either party; provided, however, that the failure of either to so mark any material shall not relieve the receiving party of the obligation to maintain the confidentiality of any unlegended material which the receiving party knows or should reasonably know contains Confidential Information. The terms of this Agreement shall be considered Confidential Information. Customer information (user data) received by Excite@Home in the course of providing the Services shall not be considered Confidential Information, except any portion of such data that is personally identifiable. Information of a party will not be considered Confidential Information under this Agreement if such information: (i) was already rightfully known by the Receiving Party at the time it was obtained thereby, free from any obligation to keep such information confidential; (ii) is or falls into the public domain through no wrongful act, fault or omission by the Receiving Party; (iii) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement; or (iv) is developed by the Receiving Party independently of and without access to or use or benefit of any Confidential Information of the Disclosing Party.

     8.2  Obligations Regarding Confidential Information.

     During the term of this Agreement and for a period of two years after its expiration or termination, the party (the "Receiving Party") receiving any Confidential Information of the other

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party (the "Disclosing Party") shall take reasonable steps to maintain the security and confidentiality of such Confidential Information. The Receiving Party further agrees as follows:

          (a) to take reasonable steps, no less rigorous than those taken to protect its own Confidential Information of a similar nature, to prevent any disclosure of the Disclosing Party's Confidential Information;

          (b) to use and reproduce the Disclosing Party's Confidential Information only to the extent necessary to permit the Receiving Party to meet its obligations or exercise its rights under this Agreement;

          (c) to notify the Disclosing Party immediately if the Disclosing Party's Confidential Information is disclosed in violation of the provisions of this Section 8 or is otherwise lost or unaccounted for; and

          (d) to use reasonable effort to limit disclosure of the Disclosing Party's Confidential Information to those of the Receiving Party's affiliates, directors, officers, employees, third party service providers, consultants, subcontractors and contractors who have a "need to know" such information in connection with the Receiving Party's performance of its obligations or exercise of its rights under this Agreement; provided, however, that any such person or entity who is not one of the Receiving Party's affiliates, directors, officers, or employees shall have first executed a nondisclosure agreement reasonably satisfactory to the other party governing the treatment of such information.

     8.3  Return or Destruction of Confidential Information.

     Upon the expiration or any termination of this Agreement, or upon the request of the Disclosing Party requesting return of any tangible embodiments of all or any portion of its Confidential Information (which the Receiving Party does not then require to perform its obligations hereunder), the Receiving Party shall promptly return such Confidential Information (whether in hard copy, electronic, or any other form) and any copies thereof, or, with the Disclosing Party's written consent, will promptly destroy it (and any copies thereof) and will further provide the Disclosing Party with written confirmation by an authorized representative of the Receiving Party of the destruction.

     8.4  Required Disclosure.

     Notwithstanding anything to the contrary in this Agreement, if the Receiving Party learns that it is or may be required by applicable court order, law or regulation to disclose any Confidential Information, then the Receiving Party shall (i) as promptly as possible after learning of a possible disclosure requirement, and in any case prior to making disclosure, notify the Disclosing Party of the disclosure requirement so that the Disclosing Party may seek a protective order or other appropriate relief, (ii) provide such cooperation and assistance as the Disclosing Party may reasonably request in any effort by the Disclosing Party to obtain such relief, and (iii) take all reasonable steps to limit the amount of Confidential Information so disclosed and to protect its confidentiality.

     8.5  Equitable Relief.

     The parties acknowledge that any disclosure or misappropriation of Confidential Information in violation of this Agreement may cause irreparable harm, the amount of which may

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be extremely difficult to determine, thus potentially making any remedy at law or for damages inadequate. Each party therefore agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section 8 and for any other equitable relief as such other party deems appropriate.

9.   Representations and Warranties.

     9.1  By Excite@Home.

     Excite@Home represents and warrants to iBEAM that:

     (a)  it has full power and authority to enter into this Agreement;

     (b) it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted and obligations undertaken hereunder;

     (c) Neither Excite@Home nor its subcontractors warrant any connection to, transmission over, nor results of, any software, network connection or facilities or equipment provided (or failed to be provided) under this Agreement. iBEAM is responsible for assessing its own computer and transmission network needs, content aggregation and streaming needs and the results to be obtained therefrom.

     (d) Excite@Home makes no other warranties of any kind, whether express, implied, statutory, or otherwise, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose, noninfringement, continuous operation of the Services, security of the Internet connections or operation of iBEAM's equipment, or ability of any backup services to re-establish operation of iBEAM equipment. Excite@Home does not warrant that the Services will meet specific requirements or that the operation of the Services will be uninterrupted or error-free.

     9.2  By iBEAM.

     iBEAM represents and warrants to Excite@Home that:

     (a)  it has full power and authority to enter into this Agreement;

     (b) it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted and obligations undertaken hereunder;

     (c) iBEAM makes no other warranties of any kind, whether express, implied, statutory, or otherwise, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose, or noninfringement.

10.  Limitation of Liability.

     Except for liability arising out of or related to breach of Section 8 (Confidentiality) and or Section 11 (Indemnification) herein, neither party will be liable to the other for any lost profits, or costs of procurement of substitute goods or services, or for any indirect, special, incidental, or consequential damages,

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including, without limitation, damages for lost data, system downtime, service interuption, inability to access data or services, however caused and under any theory of liability, including but not limited to contract, products liability, strict liability, and negligence, and whether or not it was or should have been aware of, or was advised of, the possibility of such damages. In no event will either party's liability to the other hereunder exceed the amount actually paid by iBEAM to Excite@Home hereunder.

11.  Indemnification.

     11.1  By iBEAM.

     iBEAM will indemnify, defend and hold Excite@Home, its affiliates, officers, directors, employees, agents, successors and assigns (each, an "Excite@Home Indemnitee") harmless from and against any and all losses, liabilities, damages and costs and all related costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") arising out of or relating to:

     (a) any claim alleging that any equipment, software or materials supplied or made available to Excite@Home by iBEAM in connection with the Services or to provide services to its customers ("iBEAM Materials") infringe upon the intellectual property rights of any third party, except for any claim based upon: (i) the combination, operation, or use of any iBEAM Materials with equipment, devices, or software not supplied by iBEAM; or (ii) alteration or modification of any iBEAM Materials other than by iBEAM;

     (b) the failure by iBEAM to comply in any material respect with Applicable Law; or

     (c) any claim relating to or arising out of (i) any content or software displayed, distributed or otherwise disseminated by the iBEAM and/or its customers (including without limitation any third party content customers of iBEAM) in any way connected to or through the Service, and/or (ii) any malicious act or act in violation of any laws committed by iBEAM and/or its customers using the Service, including without limitation any malicious or unlawful act affecting any computer, network equipment or internet service.

     Excite@Home will notify iBEAM promptly in writing of the claim, provide reasonable assistance in connection with the defense and/or settlement thereof, and permit iBEAM to control the defense and/or settlement thereof.

     11.2  By Excite@Home.

     Excite@Home will indemnify, defend and hold iBEAM, its officers, directors, employees, agents, successors and assigns (each, a "iBEAM Indemnitee") harmless from and against any and all Losses arising out of or relating to:

     (a) any claim alleging that any equipment, software or materials supplied to iBEAM by Excite@Home ("Excite@Home Materials") infringe upon the intellectual property rights of such third party, except for any claim based upon: (i) the combination, operation, or use of any Excite@Home Materials with equipment, devices, or software not supplied by Excite@Home; (ii) alteration or modification of any Excite@Home Materials other than by Excite@Home; or (iii) Excite@Home's compliance with iBEAM's designs, specifications, or instructions; or

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     (b)  the failure by Excite@Home to comply in any material respect with
Applicable Law.

     iBEAM will notify Excite@Home promptly in writing of the claim, provide reasonable assistance in connection with the defense and/or settlement thereof (at Excite@Home's expense), and permit Excite@Home to control the defense and/or settlement thereof.

     11.3  Infringement.

     In the event that the Services, or any material portion thereof, are determined to infringe upon the proprietary rights of a third party, Excite@Home will, at its sole election and at its own expense: (a) obtain the right for the iBEAM to use the infringing Services (or portion thereof) as contemplated by this Agreement; (b) modify the Services (or portion thereof) so that they are no longer infringing, but still substantially satisfy the requirements contained in this Agreement; (c) substitute functionally similar Services (or portion thereof) that are not infringing; or (d) if none of the forgoing alternatives is available to Excite@Home at commercially reasonable terms, terminate this Agreement and return to iBEAM all funds paid to Excite@Home pursuant to this Agreement for which actual Services have not been provided as of the termination date, disregarding the applicability of all minimum payment obligations of iBEAM hereunder.

12.  Term and Termination.

     12.1  Term.

     The term of this Agreement will be for a period of three (3) years from the Effective Date unless earlier terminated in accordance with its terms.

     12.2  Termination Without Cause After Two Years.

     Beginning two (2) years after the Effective Date, this Agreement may be terminated at any time by either party, for any reason or no reason, without penalty or liability to the other, by delivering ten (10) days' written notice to the other party.

     12.3  Termination for Cause.

     (a) Either party may terminate this Agreement for cause by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either party makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law which proceedings are not dismissed within 60 days; or (iv) either party is liquidated or dissolved.

     (b) Excite@Home may terminate this Agreement for cause by delivering thirty (30) days' written notice to iBEAM upon a change in control of iBEAM or a merger of iBEAM in which iBEAM is not the surviving entity. Initial or secondary public offerings of iBEAM's stock shall not be deemed to be a change in control of iBEAM.

     12.4  Termination for Default.

     Either party may terminate this Agreement upon written notice to the other party if the other party defaults or fails to perform any material obligation hereunder in any material respect, which default or failure is not cured within thirty (30) days after written notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     12.5  Survival.

     The rights and obligations contained in Sections 7 (Intellectual Property); 8 (Confidential Information); 10 (Limitation of Liability); 11
(Indemnification); 12.5 (Survival); and 14 (Miscellaneous) shall survive any termination or expiration of this Agreement. In addition, iBEAM's obligations to pay Excite@Home for Services provided by Excite@Home will survive any termination or expiration of this Agreement.

13.  Publicity

     Subject to prior approval of both parties, the parties may issue a joint press release regarding the relationship created by this Agreement. Excite@Home will provide quotes for use in an iBEAM press release announcing the relationship. iBEAM will work with Excite@Home on the specific messaging of any press release regarding the relationship between Excite@Home and iBEAM so as to address the potential sensitivity of Excite@Home's equity partners. iBEAM will give Excite@Home appropriate advance warning before the actual release, and will not issue any release or other publicity that mentions Excite@Home without the prior approval of Excite@Home

     Excite@Home agrees that iBEAM will be the first publicly announced streaming Content Distribution Network ("CDN") company to be hosted within Excite@Home's NDCs. Excite@Home agrees not to announce any agreements it may reach to collocate any other CDN provider in Excite@Home's NDCs until the earlier of: (i) sixty (60) days after the Effective Date; or (2) thirty (30) days after Excite@Home's announcement of its relationship with iBEAM.

14.  Miscellaneous

     14.1  Notices.

     All notices permitted or required under this Agreement must be in writing and shall be delivered as follows with notice deemed given as indicated (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five days after deposit in the mail. All notices must be sent to the addresses first described above or to such other address that the Receiving Party may have provided for the purpose of notice in accordance with this Section 14.1.

     14.2  Force Majeure.

     Neither party will be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or any other cause which is beyond the reasonable control of such party.

     14.3  Governing Law and Venue.

     This Agreement and any disputes arising under, in connection with, or relating to this Agreement will be governed by the laws of the State of California, excluding its conflicts of law rules. Any proceeding brought by one party against the other will take place in, and the parties hereby submit to the jurisdiction of, the state and federal courts located in San Mateo County,

California. The prevailing party in any such dispute will be entitled to recover reasonable costs of suit (including the reasonable fees of attorneys and other professionals).

     14.4  Relationship of Parties.

     Neither this Agreement nor the parties' business relationship established hereunder will be construed as a partnership, joint venture or agency relationship or as granting a franchise. Neither party will attempt to, or will have the right to, legally obligate the other party.

     14.5  Subcontractors.

     Excite@Home may provide all or part of the Services through its affiliates or through subcontractors.

     14.6  Waiver and Modification.

     The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. This Agreement may be modified only by a writing signed by authorized representatives of both Excite@Home and iBEAM.

     14.7  Severability.

     In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provisions within the limits of applicable law or applicable court decisions.

     14.8  Headings.

     The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph or in any way affect such paragraph.

     14.9  Assignment.

     This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights nor delegate any of its obligations under this Agreement to any third party without the express written consent of the other except that either party may assign this Agreement (i) to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement, or (ii) to any wholly owned subsidiary or affiliate. Notwithstanding the foregoing, without Excite@Home's prior, written consent, iBEAM shall not have the right to assign any of its rights or delegate any of its duties under this Agreement pursuant to either subpart (i) or subpart (ii) of this Section
14.9 to a person or entity who as of the purported effective date of such assignment is a direct competitor of Excite@Home.

     14.10  Entire Agreement.

     This Agreement, including the Exhibits attached hereto, which are incorporated herein by reference, is the entire agreement between the parties regarding its subject matter. It supersedes and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter.

     14.11  Non-Exclusive.

     Excite@Home and iBEAM each acknowledge and agree that, except as may be expressly agreed in writing between the parties, the rights granted to each other in this Agreement are granted on a non-exclusive basis, and that nothing in this Agreement prevents either party from entering into similar agreements with third parties at any time at the sole discretion of each party.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement.


At Home Corporation                        iBEAM Broadcasting Corporation



By:                                        By:
   ---------------------------------          ----------------------------------

Title:                                     Title:
      ------------------------------             -------------------------------

Date:                                      Date:
     -------------------------------            --------------------------------



Table of Exhibits:
------------------

    Exhibit A          Connectivity Services and Pricing

    Exhibit B          Co-location Services and Pricing

    Exhibit C          iBEAM Equipment

                                   Exhibit A

               Description of Connectivity Services and Pricing


     Excite@Home will provide connectivity from iBEAM servers which reside in third party co-location facilities to the Excite@Home network for the sole purpose of delivering traffic to Excite@Home users. The first two connections will be fractional OC-3s to the iBEAM equipment currently housed in [*] facilities in [*].

     Excite@Home will offer a monthly connectivity rate of $[*]/Megabits per second (Mbps) per month for these connections with a minimum commitment of [*]Mbps per connection based on the average of the first six months usage (e.g., during the first six months of usage, iBEAM commits to $264,000 in connectivity charges excluding local loop charges). After the first six months, there will be a monthly minimum commitment of $44,000 (i.e., [*] connections x minimum [*]Mbps x $[*]/Mbps). Excite@Home will waive its set-up fee for these lines.

     iBEAM will also be responsible for telco local loop expenses which include a set-up fee of $[*] per connection and a monthly fee of approximately $[*] per connection. If the iBEAM traffic at any connectivity location exceeds [*]Mbps in any given month, the above mentioned minimum fee will be increased by $[*] for each additional Mbps of traffic generated.

     iBEAM will be eligible for volume discounts based on the aggregate Monthly Recurring Revenue (excluding local loop) it generates with Excite@Home. The discount levels will be as follows:


                                  Monthly             Discount Level
          Discount Tier       Recurring Revenue        (off $[*]/Mb)
       -----------------------------------------------------------------
           Tier I                  $[*]                     [*]%
       -----------------------------------------------------------------
           Tier II                 $[*]                     [*]%
       -----------------------------------------------------------------
           Tier III                $[*]                     [*]%
       -----------------------------------------------------------------
           Tier IV               Over $[*]                  [*]%
       -----------------------------------------------------------------


     Excite@Home will determine the applicable Discount Tier for a given month by looking at actual MRR charges from the previous month. For example: if in the third month of the agreement, iBEAM incurs a total charges for $[*], then iBEAM will receive a [*]% discount off of the $[*]/Mb charge in the fourth month.

     iBEAM will pay the fees outlined above from the date on which the connection is live until the earlier of the following: (i) the one year anniversary of the connection turn up date; or (ii) the time at which Excite@Home has appropriate space available in its National Data Centers to collocate iBEAM's equipment.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit B

                Description of Co-location Services and Pricing


Co-Location Specifics:

In conjunction with the Co-Location Services, Excite@Home will provide connectivity to the Excite@Home network for the sole purpose of delivering traffic from the iBEAM servers located within Excite@Home NDCs to Excite@Home users.

Pricing:

     Once Co-location Services have commenced, each month iBEAM will pay to Excite@Home (i) [*]% of all revenue it generates from delivering content to Excite@Home end-users, and (ii) [*]% of all gross revenue it receives attributable to all other services to Excite@Home end users (e.g., ad insertion, commerce, etc.) during the prior month.

     iBEAM will provide monthly reports to Excite@Home detailing the revenues generated from traffic going to users on the Excite@Home network, the applicable revenue share and resulting fees due Excite@Home. Excite@Home will have audit rights.

     There will be a minimum monthly fee paid to Excite@Home for Co-Location Services. The floor will be $25,000 per month for any Co-location Services delivered by Excite@Home during the first year of the agreement. During the second year of this Agreement, the monthly floor for Co-Location Services will be $80,000 per month.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit C

                                iBEAM Equipment


     The following list is iBEAM's good faith estimate of the primary pieces of equipment it will co-locate at Excite's data centers once they are made available by Excite. This list is subject to reasonable change based on the nature of Excite's data centers based on changes in iBEAM's technology in the intervening period.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.